As filed with the Securities and Exchange Commission on November 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRITON INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-1276572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Victoria Place, 5th Floor, 31 Victoria Street

Hamilton HM 10, Bermuda

(441) 294-8033

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carla L. Heiss

Senior Vice President, General Counsel and Secretary

100 Manhattanville Road

Purchase, New York 10577

(914) 251-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John P. Berkery, Esq.

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020

Telephone: (212) 506-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.:

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer and sale is not permitted.

Subject to Completion, dated    , 2024

Preliminary Prospectus

$500,000,000

TRITON INTERNATIONAL LIMITED

Preference Shares

We may offer, issue and sell from time to time preference shares in one or more series. This prospectus describes some of the general terms that may apply to the preference shares and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference, carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 8 of this prospectus, as well as those risk factors incorporated by reference into this prospectus and contained in any accompanying prospectus supplement.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2024

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell preference shares, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Bermuda Exchange Control Act 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our preference shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”) as Part III of the Bermuda Companies Act does not apply to exempted companies and the Company is an exempted company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the preference shares described in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the preference shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May  8, 2024, August  2, 2024 and November 7, 2024, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on March 1, 2024, May 1, 2024, July 10, 2024, August 5, 2024, November 8, 2024 and November 18, 2024;

•

the description of our 8.50% Series A Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 15, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 8.00% Series B Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 7.375% Series C Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on November 7, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 6.875% Series D Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2020, and any amendment or report filed for the purpose of updating such description; and

•

the description of our 5.75% Series E Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on August 18, 2021, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering (including all subsequent Annual Reports on Form 10-K or Form 20-F, and all subsequent filings on Form 10-Q and Form 8-K) shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished in accordance with SEC rules. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triton International Limited

Victoria Place, 5th Floor, 31 Victoria Street,

Hamilton HM 10, Bermuda

Attn: Secretary

Telephone: (441) 294-8033

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	our customers’ decisions to buy rather than lease containers;

•	increases in the cost of repairing and storing our off-hire containers;

•	our dependence on a limited number of customers and suppliers;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	risks stemming from the international nature of our businesses, including global and regional economic conditions and geopolitical risks, including international conflicts;

•	decreases in demand for international trade;

•	risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	disruption to our operations from failures of, or attacks on, our information technology systems;

•	disruption to our operations as a result of natural disasters or public health crises;

•	compliance with laws and regulations globally;

•

risks related to the acquisition of Triton by Brookfield Infrastructure, including the potentially divergent interests of our sole common shareholder and the holders of our outstanding indebtedness and preference shares, and our reliance on certain corporate governance exemptions;

•	the availability and cost of capital;

•	restrictions imposed by the terms of our debt agreements;

•	changes in tax laws in Bermuda, the United States and other countries; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K or Form 20-F, in our subsequently filed Quarterly Reports on Form 10-Q or Form 6-K and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus and any accompanying prospectus supplement. Any forward-looking statements made in this prospectus any accompanying prospectus supplement and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Triton or its businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE COMPANY

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

Our consolidated operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of September 30, 2024, our total fleet consisted of 4.1 million containers and chassis, representing 7.0 million twenty-foot equivalent units or 7.6 million cost equivalent units. We have an extensive global presence, offering leasing services through a worldwide network of local offices, and we utilize third-party container depots spread across over 46 countries to provide customers global access to our container fleet. Our primary customers include the world’s largest container shipping lines.

The most important driver of profitability in our business is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average lease rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers and the margins generated from trading new and used containers.

We lease five types of equipment: dry containers, refrigerated containers, special containers, tank containers, and chassis. Our in-house equipment sales group manages the sale process for our used containers and chassis from our equipment leasing fleet and sells used and new containers and chassis acquired from third parties.

On September 28, 2023, we were acquired by Brookfield Infrastructure through its subsidiary Brookfield Infrastructure Corporation (“BIPC”). Following the closing of the transaction, all of our common shares are privately held by Thanos Holdings Limited, a subsidiary of BIPC, and are no longer traded on the New York Stock Exchange (the “NYSE”) or any other securities exchange. Our Series A-E cumulative redeemable perpetual preference shares remain outstanding as an obligation of the Company and continue to be listed on the NYSE.

Our registered office is located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. We maintain a website at http://www.trtn.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Implications of Being a Foreign Private Issuer

As of June 28, 2024, the last business day of our most recently completed second fiscal quarter, the Company determined that we qualified as a Foreign Private Issuer. As a result, effective January 1, 2025 we will no longer file annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. Instead, we will file our annual report on Form 20-F and other reports on Form 6-K.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K or Form 20-F and in subsequently filed Quarterly Reports on Form 10-Q or Form 6-K and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement, as well as any risk factors included in any accompanying prospective supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially adversely affect our business, financial condition, results of operations and cash flows and cause the value of our securities to decline. You could lose all or part of your investment.

CAPITALIZATION

The table below sets forth our capitalization as September 30, 2024. Our capitalization set forth below does not reflect transactions occurring after September 30, 2024. You should read this table in conjunction with the financial statements that are incorporated by reference in this prospectus.

(Dollars in Thousands)	As of September 30, 2024
Debt Financing:
Secured debt financings	$3,185,447
Unsecured debt financings	$4,320,000

Total debt financings, gross(a)	$7,505,447
Shareholders’ equity:
Preference shares, at liquidation preference	$730,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 101,158,891 shares issued and outstanding(b)	$1,012
Additional paid-in capital (deficit)	$(305,654)
Accumulated earnings	$2,338,095
Accumulated other comprehensive income (loss)	$56,641

Total shareholders’ equity	$2,820,094

Total capitalization	$10,325,541

(a)	The amount of debt reflected in the table above shows the outstanding principal amount before any adjustments for deferred financing costs and premiums or discounts.
(b)

In November 2024, Triton’s Board redesignated 20,000,000 authorized, unissued common shares as undesignated shares (which can be issued as preference shares), decreasing the amount of authorized common shares to 250,000,000.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of preference shares for general corporate purposes, including the purchase of containers and other equipment and repayment of outstanding indebtedness.

DESCRIPTION OF THE OFFERED SECURITIES

This prospectus contains summary descriptions of the preference shares that may be offered and sold from time to time, separately or together, up to a total aggregate offering price of $500,000,000. The preference shares that we may offer from time to time pursuant to this prospectus will be part of our share capital and investors should read the section “Description of Share Capital” below for a description of the general terms and provisions of our preference shares and a description of the designation, powers, privileges, preferences and rights, as well as any applicable qualifications, limitations or restrictions, of our common shares and each series of our preference shares currently outstanding. These summary descriptions are not meant to be complete descriptions of each security. At the time we decide to offer any preference shares pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the preference shares being offered through that prospectus supplement, as well as any general terms described in the section “Description of Share Capital” that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be set forth in a certificate of designations (each, a “Certificate of Designations”) establishing the rights, limitations and preferences for the respective series of preference shares adopted by the board of directors of the Company (the “Board”) (or a committee thereof) and filed with the SEC. Each such Certificate of Designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable prospectus supplement and Certificate of Designations as well as our memorandum of association, as amended (“Memorandum of Association”), and amended and restated bye-laws (“Bye-laws”), before deciding to buy our preference shares as described in any accompanying prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

General

The following summary description of our share capital is based on the applicable provisions of the Bermuda Companies Act, our Memorandum of Association and our Bye-laws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our Memorandum of Association and Bye-Laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” As used in this “Description of Share Capital,” the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.

Common Shares

We are authorized to issue up to 250,000,000 common shares, par value $0.01 per share. As of September 30, 2024, 101,158,891 common shares were outstanding, all of which were held by Thanos Holdings Limited, a subsidiary of BIPC.

Liquidation and Preemptive Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, the holders of our common shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after the holders of all series of our outstanding preference shares, if any, have received their liquidation preferences in full.

Holders of our common shares will not be entitled to preemptive rights. Our common shares will not be convertible into shares of any other class of common shares.

Dividend Rights

Under Bermuda law, shareholders of Triton will be entitled to receive dividends when and as declared by the Board out of any funds of the Company legally available for the payment of such dividends, subject to the dividend rights of any preference shares outstanding that may exist from time to time. Bermuda law does not permit payment of dividends, or distributions of contributed surplus, by a company if there are reasonable grounds for believing that:

•	the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would be less than its liabilities.

Under Triton’s Bye-laws, the Board has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares to be issued to the shareholders credited as fully paid or partly paid or partly in one way or partly in the other. The Board may also pay any fixed cash dividend whenever the position of the Company justifies such payment.

Voting Rights

Subject to the rights, if any, of the holders of any series of preference shares, if and when issued and subject to applicable law, each holder of our common shares is entitled to one vote per share and all voting rights are vested in those holders of record on the applicable record date on all matters voted on by the Triton shareholders. Holders of our common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the Board can elect 100% of the directors to the Board and the holders of the remaining shares will not be able to elect any directors to the Board. Following the acquisition of the Company by Brookfield Infrastructure, BIPC is able to elect 100% of the directors to the Board, subject to the right of the holders of our outstanding preference shares to elect two directors to the Board in the event that dividends payable on the preference shares of any series are in arrears for six or more quarterly periods as described below under “Preference Shares – Voting Rights.”

Meetings of Shareholders

Special general meetings of the shareholders of Triton may be called (i) by the Board or (ii) when requisitioned by shareholders pursuant to the provisions of the Bermuda Companies Act. Under the Bermuda Companies Act, the shareholders may requisition a special general meeting, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the Company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the Company. If, within 21 days from the date of the deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition.

Restrictions on Transfers of Shares

The Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of any common shares which are not fully paid up. The Board may also refuse to register a transfer unless (i) the common shares of Triton are listed on an appointed stock exchange or (ii) (A) a duly executed instrument of transfer is provided to Triton or Triton’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, (C) the instrument of transfer is in favor of less than five persons jointly, and (D) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required). If the Board refuses to register a transfer of any common shares, it must send to the transferee notice of the refusal within three months after the date on which the instrument of transfer was lodged with Triton.

Election and Removal of Directors

Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at the general meeting of shareholders of Triton. The Bye-laws of Triton provide that any vacancies on the Board not filled at any general meeting will be deemed casual vacancies and the Board, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy.

A director so appointed will hold office only until the next following annual general meeting (“AGM”). If not reappointed at such AGM, the director will vacate office at the conclusion of the AGM. Under the Bermuda Companies Act, a director may be removed from office by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal.

Amendment of Memorandum of Association

Under the Bermuda Companies Act, the Memorandum of Association of a company may be amended by the affirmative vote of a majority resolution of the Board, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the Memorandum of Association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Amendment of Bye-laws

Subject to certain exceptions, our Bye-laws may be revoked or amended by the affirmative vote of a majority resolution of the Board, but the revocation or amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution.

Approval of Certain Transactions

Amalgamations and Mergers: Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires the amalgamation or merger to be approved by the Board and by its shareholders. Our Bye-laws provide that a merger or amalgamation must be approved by (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of a majority of votes cast at a general meeting of shareholders. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.

Sale of Assets: The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeovers: Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.

Listing

Our common shares are not listed on any national or regional securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

Preference Shares

This section describes the general terms and provisions of preference shares that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the preference shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be set forth in a Certificate of Designations establishing the rights, limitations and preferences for the respective series of Preference Shares adopted by the Board (or a committee thereof) and filed with the SEC. Each such Certificate of Designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable prospectus supplement and Certificate of Designations as well as our Memorandum of Association and Bye-laws before deciding to buy our preference shares as described in any accompanying prospectus supplement.

The Board has been authorized to provide for the issuance of up to 50,000,000 preference shares in multiple series without the approval of shareholders. As of September 30, 2024, there were 29,200,000 preference shares issued and outstanding. With respect to each series of our preference shares, the Board has the authority to fix the following terms:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preference shares; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preference shares to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Description of Outstanding Preference Shares

General

As of September 30, 2024 the following series of preference shares were issued and outstanding:

•	3,450,000 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series A Preference Shares”);

•	5,750,000 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series B Preference Shares”);

•	7,000,000 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series C Preference Shares”);

•	6,000,000 6.875% Series D Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series D Preference Shares”); and

•	7,000,000 5.75% Series E Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series E Preference Shares”).

The Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and the Series E Preference Shares (collectively, the “Preference Shares” and each, a “series of Preference Shares”) are traded on the NYSE under the symbols TRTN-PRA, TRTN-PRB, TRTN-PRC, TRTN-PRD and TRTN-PRE respectively. We may, without notice to or consent of the holders of the then-outstanding Preference Shares of any series, authorize and issue additional Preference Shares of such series and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below).

The following summary description of each series of Preference Shares is based on the applicable provisions of the Bermuda Companies Act, our Memorandum of Association, our Bye-laws, and the Certificate of Designations for each series of Preference Shares. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our Memorandum of Association, Bye-laws and the Certificates of Designations for the Preference Shares, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the Board; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates.

Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Preference Shares) having preferential rights to receive distributions of our assets.

The Preference Shares of each series entitle the holders thereof to receive cumulative cash dividends when, as and if declared by the Board out of legally available funds for such purpose. Each Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.”

The Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Except as described below under “—Change of Control—Conversion Right Upon a Change of Control Triggering Event,” the Preference Shares are not convertible into common shares or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Preference Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Preference Shares are or will be subject to redemption, in whole or in part, at our option at any time on or after March 15, 2024 in the case of the Series A Preference Shares, September 15, 2024 in the case of the Series B Preference Shares, December 15, 2024 in the case of the Series C Preference Shares, March 15, 2025 in the case of the Series D Preference Shares and September 15, 2026 or in connection with a Rating Agency Event (as defined herein) in the case of the Series E Preference Shares. See “—Redemption.”

We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Preference Shares. The address of the Paying Agent is PO Box 505000, Louisville, KY 40233.

Ranking

Each series of Preference Shares will, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

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senior to our common shares and to each other class or series of capital stock established after the original issue date of such series of Preference Shares that is not expressly made senior to, or on parity with, such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”);

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on a parity with the other series of Preference Shares and any other class or series of capital stock established after the original issue date of such series of Preference Shares that is expressly made equal to such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and

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junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of capital stock expressly made senior to such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of capital stock referred to herein as (“Senior Securities”).

We may issue Junior Securities from time to time in one or more series without the consent of the holders of any series of Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on the Preference Shares are not in arrears. The Board has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. The Board will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

The holders of Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights.

Voting Rights

Each series of Preference Shares will have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Preference Shares of any series are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Preference Shares of such series (voting together as a class with the other series of Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board, and the size of our Board will be increased as needed to accommodate such change (unless the size of our Board has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred and with which such series of Preference Shares voted as a class for the election of such directors). Dividends payable on the Preference Shares of any series will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Preference Shares of such series. The right of such holders of Preference Shares of any series to elect two members of our Board will continue until such time as there are no accumulated and unpaid dividends in arrears on such series of Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of Preference Shares of any series and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Preference Shares of any series and any other Parity Securities shall each be entitled to one vote on any matter before our Board.

Subject to the Bermuda Companies Act, none of the special rights attached to the Preference Shares of any series may be altered or abrogated by any amendment to the Company’s Bye-laws or the Certificate of

Designations for such series of Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Preference Shares of such series, voting as a single class or (ii) the sanction of a resolution passed, (A) in the case of the issued and outstanding Series E Preference Shares, by not less than a majority of the issued and outstanding Preference Shares of such series, voting as a single class, at a separate general meeting of the holders of the Series E Preference Shares voting in person or by proxy, and (B) in the case of all other issued and outstanding Preference Shares, by not less than seventy-five percent (75%) of the issued and outstanding Preference Shares of such series, voting as a single class, at a separate general meeting of the holders of Preference Shares of such series voting in person or by proxy.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preference Shares of any series, voting as a class together with holders of any other series of Preference Shares and any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities if the cumulative dividends payable on outstanding Preference Shares of such series are in arrears; or

•	create or issue any Senior Securities.

For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities.

On any matter described above in which the holders of the Preference Shares of any series are entitled to vote as a class, such holders will be entitled to one vote per share. Any Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Dividends

Dividend Rate: Holders of Preference Shares of each series will be entitled to receive, when, as and if declared by our Board or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of (i) 8.50% per annum of the $25.00 liquidation preference per share, or $2.1250 per share per year, in the case of the Series A Preference Shares, (ii) 8.00% per annum of the $25.00 liquidation preference per share, or $2.00 per share per year, in the case of the Series B Preference Shares, (iii) 7.375% per annum of the $25.00 liquidation preference per share, or $1.84375 per share per year, in the case of the Series C Preference Shares, (iv) 6.875% per annum of the $25.00 liquidation preference per share, or $1.71875 per share per year, in the case of the Series D Preference Shares, and (v) 5.75% per annum of the $25.00 liquidation preference per share, or $1.4375 per share per year, in the case of the Series E Preference Shares, in each case, payable on each Dividend Payment Date.

Dividend Payment Dates: The “Dividend Payment Dates” for each series of Preference Shares will be the 15th day of each March, June, September and December. Dividends for each series of Preference Shares will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period. In the case of the Series A Preference Shares and the Series B Preference Shares, dividends will accrue on accumulated dividends not paid on any Dividend Payment Date at the applicable dividend rate. Dividends on the Preference Shares will be payable based on a 360-day year consisting of twelve 30-day months.

If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

“Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close.

Payment of Dividends: On each Dividend Payment Date, we will pay those dividends, if any, on the Preference Shares of each series that have been declared by our Board to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (“Record Date”) will be the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our Board.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period for any series of Preference Shares may be declared by our Board and paid on any date fixed by our Board, whether or not a Dividend Payment Date, to holders of the Preference Shares of such series on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Preference Shares of each series and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Preference Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends—Dividend Rate” with respect to the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Preference Shares.

Change of Control

Optional Redemption Upon a Change of Control Triggering Event: Upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Preference Shares of any series in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Preference Share of each such series, plus all accumulated and unpaid dividends on each such series of Preference Shares to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Preference Shares of any series as described in the immediately preceding sentence or as described below under “—Redemption,” holders of the Preference Shares of such series we have elected to redeem will not have the conversion right described below under “—Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of Preference Shares of any series will be subject to the limitations contained in any agreements governing our indebtedness.

“Change of Control” means the occurrence of either of the following after the original issue date of the Preference Shares of each series:

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the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

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the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests.

“Change of Control Triggering Event” means, with respect to each series of Preference Shares, the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of such series of Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating such series of Preference Shares, as a result of which the rating of such series of Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

“Named Rating Agency” means with respect to each series of Preference Shares:

1.	S&P; and

2.

if S&P ceases to rate such series of Preference Shares or fails to rate such series of Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P.

“Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

Conversion Right Upon a Change of Control Triggering Event: Upon the occurrence of a Change of Control Triggering Event, each holder of Preference Shares of each series will have the right (unless we have provided notice of our election to redeem Preference Shares of such series as described above under “—Optional Redemption upon a Change of Control Triggering Event” or below under “—Redemption”) to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series to be converted equal (the “Common Share Conversion Consideration”) to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends on such series of Preference Shares to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for the Preference Share dividend payment and prior to the corresponding Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and

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(i) 1.53657037 in the case of the Series A Preference Shares, (ii) 1.58178 in the case of the Series B Preference Shares, (iii) 1.35685 in the case of the Series C Preference Shares, (iv) 1.26968 in the case of Series D Preference Shares and (v) 0.93668 in the case of the Series E Preference Shares, subject, in each case, to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Preference Shares of any series electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration for such Preference Shares immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Preference Shares of any series electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Preference Shares of any series. Instead, we will pay the cash value of such fractional shares.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “—Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “—Redemption,” holders of Preference Shares of any series will not have any right to convert the Preference Shares of such series that we have elected to redeem and any Preference Shares of such series subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Preference Shares of any series prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Preference Shares of each series written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control Triggering Event;

•	the date of the Change of Control Triggering Event;

•	the date on which the Change of Control Redemption Period expired or was waived;

•	the last date on which the holders of Preference Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Preference Share of each series; and

•	the procedure that the holders of Preference Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of the Preference Shares.

Holders of Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

“Change of Control Conversion Right” means the right of a holder of Preference Shares of any series to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series pursuant to the conversion provisions in the Certificate of Designation with respect to such series of Preference Shares.

“Change of Control Conversion Date” means the date fixed by the Board, in its sole discretion, as the date the Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Preference Shares.

“Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Notwithstanding the foregoing, the holders of Preference Shares of each series will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) the Preference Shares of such series remain continuously listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption

Optional Redemption: Commencing on (i) March 15, 2024 in the case of the Series A Preference Shares, (i) September 15, 2024 in the case of the Series B Preference Shares, (iii) December 15, 2024 in the case of the Series C Preference Shares, (iv) March 15, 2025 in the case of the Series D Preference Shares and (v) September 15, 2026 in the case of the Series E Preference Shares, we may redeem, at our option, in whole or in part, the Preference Shares of any series at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

We may also redeem the Preference Shares of any series under the terms set forth under “—Change of Control—Optional Redemption Upon a Change of Control Triggering Event.”

Optional Redemption Following a Rating Agency Event: We may, at our option, redeem the Series E Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event, or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared.

A “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series E Preference Shares on the original issue date of the Series E Preference Shares (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series E Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series E Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series E Preference Shares as of the original issue date.

We may also redeem the Series E Preference Shares under the terms set forth under “—Change of Control—Optional Redemption Upon a Change of Control Triggering Event.”

Redemption Procedures: We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Preference Shares of the applicable series to be redeemed and, if less than all issued and outstanding Preference Shares of the applicable series are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Preference Shares of the applicable series are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the issued and outstanding Preference Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository (i.e., the Depository Trust Company and its successors and assigns, or with such other depositary of the Company’s choosing that is a “clearing Company” within the meaning of the New York Uniform Commercial Code and a clearing agency under Section 17A of the Exchange Act) shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Preference Shares of any series are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Preference Shares of such series to be redeemed, and the Securities Depository will determine the number of Preference Shares of such series to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Preference Shares of such series for its own account). A participant may determine to redeem Preference Shares of the applicable series from some beneficial owners (including the participant itself) without redeeming Preference Shares of such series from the accounts of other beneficial owners.

If we give or cause to be given a notice of redemption for any series of Preference Shares, then we will deposit with the Paying Agent funds sufficient to redeem the Preference Shares of such series as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Preference Shares of any series, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the applicable Preference Shares entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Preference Shares of any series represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book–entry account) representing the number of Preference Shares of such series represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date fixed for redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Preference Shares of any series, subject to compliance with all applicable securities and other laws. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series.

Notwithstanding the foregoing, in the event that any dividends on the Preference Shares of any series and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Preference Shares of each series and any Parity Securities in arrears.

No Sinking Fund

The Preference Shares do not have the benefit of any sinking fund.

Differences in Corporate Law

You should be aware that the Bermuda Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Bermuda Companies Act (including modifications adopted pursuant to our Bye-laws) applicable to us which differ in certain respects from provisions of the corporate laws of the State of Delaware. The following statements are summaries and do not address all aspects of Bermuda law that may be relevant to us and our shareholders. You should also review our Memorandum of Association, our Bye-laws, as well as the Delaware General Corporation Law and the Bermuda Companies Act, to understand how these differences in corporate law apply to us.

Duties of Directors

Under Bermuda law and at common law, members of a board of directors owe statutory and fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Under common law a director’s fiduciary duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Bermuda Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Bermuda Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Bermuda Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he or she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. Our Bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Triton for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care and a fiduciary duty of loyalty.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” The business judgment rule is a presumption that in making a business decision, the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. Unless a plaintiff is able to provide evidence rebutting the presumptions of the business judgment rule, the challenged business decision will be upheld by the courts so long as it can be attributed to any rational business purpose. Where, however, the presumptions are rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate policy and effectiveness and approval of a transaction resulting in a sale of control of the corporation. This means the directors bear the initial burden to demonstrate the reasonableness of their actions before they will be entitled to the protections of the business judgment rule.

Interested Directors

Under Bermuda law and our Bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our Bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he or she has an interest. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Committees of the Board of Directors

Our Bye-laws provide, as permitted by Bermuda law, that the Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors and no such committee may have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our Bye-laws and, in certain circumstances, the Bermuda Companies Act. Under our Bye-laws, at any general meeting, two or more persons present in person or by proxy and entitled to vote representing the holders of a majority of the issued shares of the relevant class shall constitute a quorum for the transaction of business. Except as otherwise required by the Bermuda Companies Act and our Bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-laws. Any individual shareholder who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our Bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to the Board.

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders unless the certificate of incorporation or bylaws specify otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors, in each case unless another vote is specified by the certificate of incorporation or, if the action to be voted on is not one for which the Delaware General Corporation Law specifies the required vote, the bylaws.

Dividends

Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. “Surplus” means the excess, if any, at any given time of the net assets of the corporation over the amount determined to be capital, which in general may not be less than the aggregate par value of the issued shares. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Exchange Controls

We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act 1972. This designation allows us to engage in transactions in currencies without restriction (other than the Bermuda dollar) and there are no restrictions on our ability to transfer funds (other than Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our shares.

Amalgamations, Mergers and Similar Arrangements

In the event we were to merge or amalgamate with another company, the holders of all of our shares are entitled to vote on such merger or amalgamation together pursuant to the Bermuda Companies Act provided that the holders of any class of shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such class of shares. In the case of an amalgamation or merger, any shareholder who is not satisfied that it has been offered fair value for its shares and who has not voted in favor of the merger or amalgamation, may exercise its appraisal rights under the Bermuda Companies Act to have the fair value of its shares appraised by the Supreme Court of Bermuda.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder may, under certain circumstances, be entitled to appraisal rights in connection with a merger, consolidation or conversion to another entity form pursuant to which such stockholder may receive payment in cash of the “fair value” of such stockholder’s shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid on the amount determined to be the fair value, in each case as determined by the Delaware Court of Chancery, in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers

Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States.

Bermuda law provides that where a scheme or contract involving the transfer of shares or any class of shares in a company has, within four months after the making of the offer, been approved by the holders of not less than nine tenths in value of the shares whose transfer is involved (other than shares already held at the date of the offer by the offeror, its nominee or subsidiary), the offeror may, at any time within two months beginning with the date on which such approval is obtained, by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. Bermuda law also provides that the holders of not less than 95% of the shares or any class of shares in a company (the “purchasers”) may give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them. When such a notice is given, the purchasers shall be entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice unless a remaining shareholder applies to court for an appraisal pursuant to the Bermuda Companies Act. Dissenting shareholders may apply to the court within one month of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, stockholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders

As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except for certain mergers or amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our Bye-laws). The Company’s Bye-laws include similar provisions to Section 203 of the Delaware General Corporation Law (described below).

Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time that the person became an interested stockholder, unless the business combination is approved in a prescribed manner, which, among other possibilities, may include the affirmative vote, at a meeting and not by consent, of stockholders holding at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” is defined by the statute for this purpose as including, among other things, certain mergers, asset sales or the receipt by the interested stockholder of any financial benefit, and an “interested stockholder” is defined as a person who is the owner, or any person who is an affiliate or associate of the corporation and at any time within the prior three years has owned, 15% or more of the corporation’s outstanding voting stock, together with the affiliates and associates of such person. However, a corporation may opt out of these restrictions on business combinations by a provision in its certificate of incorporation or by a bylaw adopted by the stockholders expressly electing not to be governed by section 203 of the Delaware General Corporation Law.

Shareholders’ Suits

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our Memorandum of Association or Bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our Bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers

Under Bermuda law and our Bye-laws, we may indemnify our directors, officers, resident representative, member of a committee duly constituted under our Bye-laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators (each, an “Indemnified Person”) (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Bermuda Companies Act.

Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments or settlements in an action by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful.

Limitation of Liability of Directors and Officers

Our Bye-laws provide that its shareholders and the Company waive any claim or right of action that they might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. However, such waiver does not apply to any claims or rights of action that arise out of fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions eliminating or limiting the personal liability of its directors or officers to the corporation or its stockholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for the authorization of unlawful stock dividends or share repurchases; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

Shareholder Proposals

Under Bermuda law, the Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next AGM and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under Delaware law, a corporation’s bylaws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bylaws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, one or more individuals nominated by a stockholder. Furthermore, the corporation’s bylaws may provide for the reimbursement by the corporation of expenses incurred by a stockholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. The Delaware General Corporation Law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which other business may be brought before a meeting, but provisions in a corporation’s certificate of incorporation or bylaws requiring compliance with reasonable procedures for giving advance notice of director nominations or other proposals are permitted as a matter of Delaware common law.

Calling of Special Shareholders Meetings

Under our Bye-laws, a special general meeting may be called by the Board. Under Bermuda law, a special meeting may also be called by shareholders when requisitioned by the holders of at least 10% of the paid-up share capital or 10% of the voting rights of the Company.

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Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.

Approval of Corporate Matters by Written Consent

Under Bermuda law and our Bye-laws, voting shareholders may take action by resolution in writing signed by the shareholders of the company who at the date of the notice of the resolutions in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.

Unless otherwise provided in a corporation’s certificate of incorporation, Delaware law permits stockholders to take action by the consent in lieu of a meeting by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the Company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a corporation must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a higher percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a corporation’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the corporation’s certificate of incorporation. If any proposed amendment would alter or change the powers, preferences, or special rights of 1 or more series of any class so as to affect them adversely, but shall not so affect the entire class, then the shares of the series so affected by the amendment are entitled to vote as a class regardless of whether such holders are entitled to vote by the certificate of incorporation.

Amendment of Bye-laws

Our Bye-laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the directors then in office and eligible to vote on that resolution. However, no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the Bye-laws) or such greater majority as required by the Bye-laws.

Under Delaware law, holders of a majority of the voting power of the outstanding shares entitled to vote (unless another percentage is specified in the certificate of incorporation or bylaws) and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.

PLAN OF DISTRIBUTION

We may sell the preference shares being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge the preference shares covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned preference shares or, in an event of default in the case of a pledge, sell the pledged preference shares pursuant to this prospectus and any accompanying prospectus supplement.

The distribution of the preference shares offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will identify the applicable specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may agree with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that such underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

All preference shares we may offer, other than any of our outstanding series of preference shares, will be new issues of preference shares with no established trading market. We may elect to list any new series of preference shares on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. If we sell preference shares offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for such preference shares, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any preference shares offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Triton International Limited as of and for the year ended December 31, 2023, incorporated by reference in this Registration Statement, and the effectiveness of Triton International Limited’s internal control over financial reporting as of December 31, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Triton International Limited and its subsidiaries as of December 31, 2022 and for each of the years in the two-year period ended December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Triton International Limited has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this prospectus and the registration statement of which it forms a part.

ENFORCEMENT OF CIVIL LIABILITIES

We are a Bermuda exempted company limited by shares. As a result, the rights of holders of our preference shares will be governed by Bermuda law and our Memorandum of Association and Bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. In addition, some of our directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving us at our corporate headquarters at 100 Manhattanville Road, Suite 4W10, Purchase, NY 10577.

We have been advised by Appleby (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby (Bermuda) Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Our Bye-laws provide that we must indemnify, to the fullest extent permitted by Section 98 of the Bermuda Companies Act, as amended from time to time, each person who is or was a director or officer of the Company (including any person appointed to a committee of the Board) and the heirs, executors and administrators of such a person.

Our Bye-laws also provide that such persons will be indemnified and secured harmless out of the assets of the Company from and against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in the Bye-laws shall extend to any indemnified person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in the Bye-laws shall not extend to any matter which would render it void pursuant to the Bermuda Companies Act.

Our Bye-laws also provide that we must advance all expenses incurred by or on behalf of any indemnified person in connection with any proceedings within ten (10) days after the receipt by the Company of a statement or statements from such indemnified person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceedings. Such statement or statements shall reasonably evidence the expenses incurred by the indemnified person and shall include or be preceded or accompanied by an undertaking by or on behalf of the indemnified person to repay any expenses advanced if it shall ultimately be determined by a final, non-appealable order of the Supreme Court of Bermuda or other court of competent jurisdiction that the indemnified person is not entitled to be indemnified against such expenses. Any advances and undertakings to repay pursuant to the Bye-laws shall be unsecured and interest free and made without regard to any indemnified person’s financial ability to repay such expenses.

Our Bye-laws also provide that we may purchase and maintain insurance for the benefit of any indemnified person against any liability incurred by him or her under the Bermuda Companies Act in his or her capacity as a director or officer or indemnifying such indemnified person in respect of any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

Additionally, our Bye-laws provide that each shareholder of the Company agrees to waive any claim or right of action such shareholder might have, whether individually or by or in the right of the Company, against any indemnified person on account of any action taken by such indemnified person, or the failure of such indemnified person to take any action in the performance of his or her duties with or for the Company or any subsidiary thereof, provided that such waiver will not extend to any matter in respect of any fraud which may attach to such indemnified person or to recover any gain, personal profit or advantage to which such indemnified person is not legally entitled.

Item 9. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibit Index

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit No.	Description of Exhibits

1.1*	Form of Underwriting Agreement.

3.1	Memorandum of Association of Triton International Limited, dated September 29, 2015, as amended September 28, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 28, 2023).

3.2	Amended and Restated Bye-Laws of Triton International Limited, dated April 27, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed July 27, 2021).

4.1*	Specimen of Preference Share Certificate.

4.2	Certificate of Designations of 8.50% Series A Cumulative Redeemable Perpetual Preference Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 14, 2019).

4.3	Certificate of Designations of 8.00% Series B Cumulative Redeemable Perpetual Preference Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 20, 2019).

4.4	Certificate of Designations of 7.375% Series C Cumulative Redeemable Perpetual Preference Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 6, 2019).

4.5	Certificate of Designations of 6.875% Series D Cumulative Redeemable Perpetual Preference Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 21, 2020).

4.6	Certificate of Designations of 5.75% Series E Cumulative Redeemable Perpetual Preference Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 17, 2021).

5.1	Opinion of Appleby (Bermuda) Limited.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages hereto).

107.1	Filing Fee Table.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Purchase, New York on November 26, 2024.

TRITON INTERNATIONAL LIMITED

By:	/s/ Michael S. Pearl
Name: Michael S. Pearl
Title: Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Brian M. Sondey, Michael S. Pearl and Carla Heiss and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form F-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-3 has been signed by the following persons in the capacities indicated on November 26, 2024.

Signature	Title

/s/ Brian M. Sondey Brian M. Sondey	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael S. Pearl Michael S. Pearl	Chief Financial Officer and Senior Vice President (Principal Financial Officer) (Authorized Representative in the United States)

/s/ Michelle Gallagher Michelle Gallagher	Chief Accounting Officer (Principal Accounting Officer)

/s/ David Joynt David Joynt	Director

/s/ John C. Hellmann John C. Hellmann	Director

/s/ Terri A. Pizzuto Terri A. Pizzuto	Director

Signature	Title

/s/ Roderick Romeo Roderick Romeo	Director

/s/ Benjamin Vaughan Benjamin Vaughan	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Triton International Limited, has signed this registration statement on Form F-3 in the Town of Purchase, New York on November 26, 2024.

By:	/s/ Michael S. Pearl
Name: Michael S. Pearl
Title: Chief Financial Officer and Senior Vice President